UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2008

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Mr. Coats

In connection with the appointment of Jeffrey H. Coats to the office of President and Chief Executive Officer of Autobytel Inc., a Delaware corporation (“Autobytel”), as described in Item 5.02 below, Autobytel and Mr. Coats entered into an Employment Agreement (the “Coats Employment Agreement”) dated as of December 11, 2008. Pursuant to the terms of the Coats Employment Agreement, Mr. Coats will be paid a monthly salary of $35,000. Mr. Coats will be entitled to all customary benefits afforded generally to executive employees of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. Coats for all reasonable and authorized business expenses incurred by Mr. Coats while employed under the Coats Employment Agreement.

The foregoing description of the Coats Employment Agreement is qualified in its entirety by reference to the full text of Mr. Coats’ employment agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment to Mr. Riesenbach’s Employment Agreement

On December 10, 2008, Autobytel entered into an amendment to its employment agreement with James E. Riesenbach, its President and Chief Executive Officer (the “Riesenbach Employment Agreement Amendment”). The Riesenbach Employment Agreement Amendment amends certain terms of Mr. Riesenbach’s employment agreement dated March 1, 2006. The amendment (1) modifies the definition of voluntary termination for “good reason,” (2) modifies the terms and conditions upon which certain reimbursements and payments shall be made to Mr. Riesenbach under the employment agreement, and (3) provides additional terms upon which any gross-up payments to which Mr. Riesenbach is entitled under the employment agreement shall be made. Except as set forth in the Riesenbach Employment Agreement Amendment, all other terms of Mr. Riesenbach’s employment agreement remained unchanged.

The foregoing description of the Riesenbach Employment Agreement Amendment is qualified in its entirety by reference to the full text of (1) the amendment to Mr. Riesenbach’s employment agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference, and (2) the employment agreement with Mr. Riesenbach, a copy of which was filed as Exhibit 10.47 to Autobytel’s Form 10-K filed March 17, 2008 and is incorporated herein by reference.

Separation Agreement with Mr. Riesenbach

On December 10, 2008, after entering into the Riesenbach Employment Agreement Amendment with Mr. Riesenbach, Autobytel notified Mr. Riesenbach that his employment by Autobytel as its President and Chief Executive Officer had been terminated. In connection with the termination of Mr. Riesenbach’s employment as described in Item 5.02 below, as contemplated by his employment agreement, Autobytel entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Riesenbach on December 11, 2008, which governs the terms of the separation of Mr. Riesenbach from his employment by Autobytel.

Under the Separation Agreement, Mr. Riesenbach will be entitled to certain severance benefits as described in his employment agreement, including (1) a severance payment of approximately $1.7 million, and (2) all benefits that were non-taxable while Mr. Riesenbach was employed by Autobytel at the time they would have been paid had Mr. Riesenbach remained an employee for a period of twenty-four (24) months following December 10, 2008; provided that Autobytel shall no longer be required to pay such benefits to Mr. Riesenbach to the extent that, during such 24 month period, Mr. Riesenbach receives substantially similar (or better) benefits from a new employer.

The Separation Agreement is subject to a seven (7) day revocation period during which Mr. Riesenbach may revoke the Separation Agreement. If Mr. Riesenbach revokes the Separation Agreement during this period, he will no longer be entitled to the severance benefits described in the paragraph above.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of (1) the separation agreement with Mr. Riesenbach, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference, (2) the full text of the employment agreement with Mr. Riesenbach, a copy of which was filed as Exhibit 10.47 to Autobytel’s Form 10-K filed March 17, 2008 and is incorporated herein by reference, and (3) the amendment to Mr. Riesenbach’s employment agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 10, 2008, James E. Riesenbach was terminated without cause as the President and Chief Executive Officer of Autobytel. The employment agreement between Autobytel and Mr. Riesenbach dated March 1, 2006, as amended on December 10, 2008 by the Riesenbach Employment Agreement Amendment described in Item 1.01 above under the heading “Amendment to Mr. Riesenbach’s Employment Agreement,” which is incorporated herein by reference, was terminated effective December 10, 2008 by a letter dated December 10, 2008 from Autobytel to Mr. Riesenbach (the “Termination Letter”).

The foregoing description of the Termination Letter is qualified in its entirety by reference to the full text of the termination letter, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

On December 11, 2008, Autobytel and Mr. Riesenbach entered into the Separation Agreement described in Item 1.01 above under the heading “Separation Agreement with Mr. Riesenbach,” which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Mr. Riesenbach as President and Chief Executive Officer; Resignation as Director

At a meeting of the Board of Directors of Autobytel held on December 8, 2008 (the “December 8th Board Meeting”), the Board determined to terminate James E. Riesenbach’s employment as President and Chief Executive Officer of Autobytel which termination would only be effective after due notice was provided to Mr. Riesenbach in accordance with his employment agreement. Prior to terminating Mr. Riesenbach’s employment, Autobytel and Mr. Riesenbach entered into the Riesenbach Employment Agreement Amendment described in Item 1.01 above under the heading “Amendment to Mr. Riesenbach’s Employment Agreement,” which is incorporated herein by reference. Once the Riesenbach Employment Agreement Amendment became effective Autobytel provided notice to Mr. Riesenbach that his employment by Autobytel had been terminated without cause and thereafter Autobytel and Mr. Riesenbach entered into the Separation Agreement on December 11, 2008, as described in Item 1.01 above under the heading “Separation Agreement with Mr. Riesenbach,” which is also incorporated herein by reference. In connection with the termination of his employment, Mr. Riesenbach also resigned from his position as a member of the Board of Directors, effective December 11, 2008. There was no disagreement between Mr. Riesenbach and Autobytel at the time of his resignation from the Board.

Appointment of Mr. Coats as President and Chief Executive Officer

At the December 8th Board Meeting, the Board of Directors also appointed Mr. Jeffrey H. Coats, age 51, to the position of Autobytel’s President and Chief Executive Officer, effective December 11, 2008. Mr. Coats has served as a director of Autobytel since August 1996. Prior to his appointment as President and Chief Executive Officer, Mr. Coats served as Chairman of the Compensation Committee and as a member of the Audit Committee.

Mr. Coats is a partner of Southgate Alternative Investments, a diversified investment firm, since November 2007. He has also been an Executive Chairman of Mikronite Technologies Group Inc., an industrial technology company, since April 2007, having previously served as the company’s Chief Executive Officer, President and a director since February 2002. Prior to that, Mr. Coats was a Founder and Managing Director of TH Lee Global Internet Managers, L.P., a fund focused on making equity investments in eCommerce and Internet-related companies globally, where he remains a limited partner. Mr. Coats served as Managing Director of GE Equity, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from April 1996 to July 1999. He was a Founder and Managing Director of GE Capital’s Corporate Finance Restructuring Group from 1990 to 1993 and Region Manager and Managing Director of GE Capital’s Western United States Corporate Finance Group from 1989 to 1993. Mr. Coats serves on the Board of Directors of Congoleum Corporation, a resilient sheet and tile flooring company, and is a member of its Audit Committee and Restructuring Oversight Committee. He holds a B.B.A. in Finance from the University of Georgia and an M.B.A. in International Management from the American Graduate School of International Management.

The terms of Mr. Coats’ employment with Autobytel as its President and Chief Executive Officer are described in Item 1.01 above under the heading “Employment Agreement with Mr. Coats,” which is incorporated herein by reference.

Resignation of Mr. Coats as Chair of Compensation Committee and Member of Audit Committee; Appointment of Ms. Thompson as Chairwoman of and Mr. Sitbel to Compensation Committee; Appointment of Ms. Thompson to Audit Committee

As a consequence of his appointment as Autobytel’s President and Chief Executive Officer, Mr. Coats resigned from his position as a member and Chairman of Autobytel’s Compensation Committee and from his position as a member of Autobytel’s Audit Committee, effective December 11, 2008. At the December 8th Board Meeting, the Board of Directors elected Janet Thompson to the position of Chairwoman of the Compensation Committee, appointed Jeffrey Stibel to the Compensation Committee and appointed Ms. Thompson to the Audit Committee, effective December 11, 2008. Ms. Thompson has been a director of Autobytel since March 2008 and Mr. Stibel has been a director of Autobytel since December 2006.

Appointment of New Titles for Existing Officers

At the December 8th Board Meeting, the Board of Directors also elected Mark A. Garms, a current employee and officer of Autobytel, to a new position at Autobytel, to be effective December 11, 2008. Mr. Garms, Autobytel’s Senior Vice President, Dealer Operations and Strategy, was appointed Senior Vice President and Chief Operating Officer. Mr. Garms, age 44, joined Autobytel as Director of Consumer Experience in February 2002, and was promoted to Vice President, Dealer Operations and Strategy in June 2004, Senior Vice President, Dealer Operations in September 2004 and Senior Vice President, Dealer Operations and Strategy in July 2005. Prior to joining Autobytel, Mr. Garms was Vice President of Client Services for SourceTrack (software), where he was responsible for client implementation and servicing from 2000 to 2001. Mr. Garms was with T. Rowe Price Services, the Baltimore based mutual fund company from October 1988 through December 1999, most recently as a Vice President and Department Manager, assisting in the start up of Customer Operations Centers in Tampa and Colorado Springs. Mr. Garms received a B.A. from Ambassador College.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2008, the Board of Directors of Autobytel determined to amend, effective upon Mr. Reisenbach’s resignation from the Board, Section 3.02 of Article III of Autobytel’s Amended and Restated Bylaws to reduce the minimum number of authorized directors from six (6) to five (5) members and the maximum number of authorized directors from fourteen (14) to thirteen (13) members. The Board also fixed the number of directors within such range at six (6).

The foregoing description of the amendment to the Amended and Restated Bylaws is qualified in its entirety by reference to Amendment No. 5 to the Amended and Restated Bylaws of Autobytel, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 12, 2008, Autobytel also announced a workforce reduction of approximately 40 employees and issued a press release entitled “Autobytel Names New President and Chief Executive Officer,” a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment No. 5 to the Amended and Restated Bylaws of Autobytel Inc.

10.1	Employment Agreement between Autobytel and Mr. Coats

10.2	Amendment No. 1 to Employment Agreement between Autobytel and Mr. Riesenbach

10.3	Separation Agreement and Release between Autobytel and Mr. Riesenbach

10.4	Termination Letter to Mr. Riesenbach

99.1	Press release dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Senior Vice President, Chief Legal and Administrative Officer and Secretary

Date: December 15, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amendment No. 5 to the Amended and Restated Bylaws of Autobytel Inc.

10.1	Employment Agreement between Autobytel and Mr. Coats

10.2	Amendment No. 1 to Employment Agreement between Autobytel and Mr. Riesenbach

10.3	Separation Agreement and Release between Autobytel and Mr. Riesenbach

10.4	Termination Letter to Mr. Riesenbach

99.1	Press release dated December 12, 2008